Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Rose Briani-Burden

Business Communications
815-639-6282

Woodward designates Fort Collins, Colorado as corporate headquarters

Rockford, Ill., November 30, 2006—Woodward Governor Company (NASDAQ: WGOV) announced today that it will designate Fort Collins, Colorado, as its corporate headquarters, effective January 1, 2007.

“Today, the Colorado site is the location of a number of our senior executives who have the primary responsibility for the majority of our global business activities,” commented Thomas Gendron, President and Chief Executive Officer. “In the past several months, we have relocated a few key leaders and functions to Colorado, which we believe has improved communication and realized efficiencies.”

“The designation of Fort Collins as Woodward’s corporate headquarters will have minimal impact on our employment and community support in Rockford and the surrounding areas,” said Gendron.

“The Rockford and Rockton facilities will remain as major centers for Woodward worldwide,” said Gendron. With recent aerospace contract wins, staffing levels at Rockford and Rockton have grown to more than 1,200 full-time members.

“We feel positive about Colorado and the Fort Collins community,” said Gendron. “Woodward’s employment level is strong at our Fort Collins and Loveland facilities with total employment at approximately 1,100 members.”

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About Woodward

Woodward is the world’s largest independent designer, manufacturer, and service provider of energy control solutions for aircraft engines, industrial engines and turbines, and power generation and mobile industrial equipment. The company’s innovative control, fuel delivery, and combustion systems help customers worldwide operate cleaner, more reliable, and cost effective equipment. Woodward is headquartered in Rockford, Illinois, and serves global power generation, transportation, process industries, and aerospace markets from locations worldwide. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2005 and Form 10-Q for the quarter ended June 30, 2006. Woodward’s Form 10-K for the year ended September 30, 2006 will be issued by mid-December 2006.

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